January 2017 Achieve Life Science, Inc. Exhibit 99.1

This presentation contains forward-looking statements, including, but not limited to, statements regarding the terms, timing, conditions to and anticipated completion of the proposed merger; the expected ownership of the combined company and the composition of the combined company’s board of directors and management team; the anticipated distribution to OncoGenex Pharmaceuticals, Inc. (OngoGenex)
stockholders of contingent value rights (CVRs) and the terms, timing and value of such CVRs; the timing of planned clinical development activities of cytisine; the projected path toward potential regulatory approval;
the safety, efficacy and commercial potential of cytisine; plans, objectives, expectations and intentions with respect to future operations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve Life Science, Inc. (Achieve) and/or OncoGenex may
not actually achieve the proposed merger, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in these forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the failure of the Achieve or OncoGenex stockholders to approve the transaction; the failure of either party to meet the closing conditions of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the success of the combined businesses; operating costs and business disruption during the pendency of and following the proposed merger;  general business and economic conditions; the need for and ability to obtain additional financing; the ability to source sufficient amounts of cytisine
to meet commercial demand; and the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.
Forward Looking Statements

This communication is being made in respect of the proposed merger involving OncoGenex
Pharmaceuticals, Inc. and Achieve Life Science, Inc. OncoGenex will file with the Securities and Exchange
Commission, or SEC, a current report on Form 8-K, which will include the merger agreement and related documents. In addition, OncoGenex intends to file a registration statement on Form S-4 with the SEC, which will contain a joint proxy statement/prospectus and other relevant materials, and plans to file with the
SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be sent to the stockholders of OncoGenex and Achieve. The joint proxy statement/prospectus will contain information about OncoGenex, Achieve, the proposed merger and related matters. STOCKHOLDERS
ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY
AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY
IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT
INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT
THE MERGER AND RELATED MATTERS. In addition to receiving the joint proxy statement/prospectus and proxy card by mail, stockholders will also be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about OncoGenex, without charge, from the SEC’s website
(http://www.sec.gov) or, without charge, by directing a written request to:
OncoGenex Pharmaceuticals,
Inc., 19820 North Creek Parkway,
Suite 201, Bothell, WA 98011, Attention: Investor Relations or to
Achieve Life Science, Inc., 30 Sunnyside Avenue, Mill Valley, CA  94941, Attention: Rick Stewart.
Important Additional Information About
the Merger

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section
10 of the Securities Act of 1933, as
amended.
Participants in Solicitation
OncoGenex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from OncoGenex’s stockholders with respect to the matters relating to the proposed merger.
Achieve and its officers and directors may also be deemed a participant in such solicitation. Information regarding OncoGenex’s executive officers and directors is available in OncoGenex’s proxy statement on
Schedule 14A, filed with the SEC on April 21, 2016. Information regarding any interest that OncoGenex,
Achieve or any of the executive officers or directors of OncoGenex or Achieve may have in the transaction with Achieve will be set forth in the joint proxy statement/prospectus that OncoGenex intends to file with the
SEC in connection with its stockholder vote on matters relating to the proposed merger. Stockholders will be able to obtain this information by reading the joint proxy statement/prospectus when it becomes available.
Important Additional Information About
the Merger

ACHIEVE
LIFE SCIENCES

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Achieve Life Science, Inc. and OncoGenex Pharmaceuticals, Inc.
signed definitive merger agreement January 5, 2017
Upon completion of the merger, Achieve shareholders are
expected to own
75% and OGXI shareholders are expected to
own
25% of the combined company
OGXI shareholders are expected to receive contingent value
rights for 80% of defined consideration received related to
apatorsen
Board composition to be 4 designates of Achieve and 3
designates of OGXI
Merger expected to be completed in mid-2017 subject to OGXI
shareholder approval
About the Merger

Rick Stewart
Chairman & CEO
Chairman & CEO of Ricanto
CEO
of
Brabant
Pharma
(acquired
by
Zogenix)
Chairman & CEO of Huxley Pharma (acquired by BioMarin)
CEO of Amarin
Corp
Founder
&
CBO
of
SkyePharma
(acquired
by
Vectura)
John Bencich, MBA,
CPA
CFO
CFO of OncoGenex
CFO of Integrated Diagnostics
CFO of Allozyne
CFO
of
Trubion
Pharmaceuticals
(acquired
by
Emergent)
Cindy Jacobs,
PhD, MD
CMO
CMO of OncoGenex
CMO of Corixa
(acquired by GSK)
VP Clinical Development, CellPro
Anthony Clarke, PhD
CSO
CSO of Ricanto
CSO of Brabant
Pharma (acquired by Zogenix)
CSO of Huxley Pharma (acquired by BioMarin)
CSO
of
Amarin
Corp
Post-Merger Management Team

Achieve is a privately-held, specialty pharma company focused on the development of cytisine
for smoking cessation
In-licensed
WW
rights
to
cytisine
from
Sopharma
(excluding
Central
and Eastern Europe)
Cytisine
is approved in Central and Eastern Europe for smoking
cessation and sold through Sopharma
In-market exposure estimated in over 20 million patients
An extensive EMA-compliant PSUR/clinical safety database of 8.5 million patients
Safety and efficacy are further supported by two Phase 3 clinical studies in over 2,000 patients published in NEJM
Overview: Achieve Life Science, Inc.

Complete FDA-required IND enabling non-clinical studies in
1H 2017
File IND in 2H 2017
Initiate FDA-required Phase 1 Fed/Fasted and Repeat Dose PK
studies in 2H 2017 to support future NDA filing
Initiate Phase 3 trial in 1H 2018
File MAA in Europe potentially in 1H 2018
Meetings with German, Dutch and Swedish regulators in 1H 2017
Seeking agreement on MAA package and timing
Expected Near-Term Milestones

ACHIEVE
LIFE SCIENCES

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  -
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  -

Nicotine addiction/smoking cessation = single most important public health issue globally
Market Opportunity

Smoking cessation is one of the most important public health issues globally
Smoking is the #1 cause of preventable deaths worldwide
•
Tobacco consumption is responsible for cancers, cardiovascular, pulmonary and GI diseases
More than 480,000 U.S. deaths annually from smoking-related disease
Smoking-related
healthcare
costs
in
the
U.S.
are
$170
billion
annually
Medicaid expenditures attributable to smoking-related diseases total nearly $22 billion annually, representing 11% of all expenditures
Global smoking cessation market expected to reach $4.4 billion by 2023
44+
million
smokers
in
U.S.
alone
(
15%
of
the
U.S.
population)
According to the Centers for Disease Control and Prevention (CDC),
nearly 70% of current smokers have expressed a desire to quit, 40%
attempted to quit in the past year, but only 6.2% succeeded

•
Cytisine
is a plant-based
alkyloid
found in
members of the
leguminosae
family
•
Partial agonist that binds
with high affinity to the
4
2
nicotinic
acetylcholine receptor
•
4
2
nicotinic receptor is
well-characterized in
addiction, interrupts
nicotine craving
Well
Characterized
MOA
•
Two Phase III trials;
2,050 patients, both
published in NEJM
•
10,000 patients in
clinical trials to-date
•
Excellent safety profile
•
8.5 million patients in
European PSUR Safety
database
Strong Ex-U.S.
Clinical and Safety
Profile
•
IND enabling studies
nearing completion
•
IND expected to be filed
in 2H 2017
•
Phase I fed/fasted &
repeat dose PK study
•
Phase 3 trial expected to
be initiated in 1H 2018
Defined U.S.
Regulatory Pathway
•
Oral product approved for
smoking cessation in
Central and Eastern
Europe
•
20 million patients
treated
•
Cost-effective
•
Demonstrated superiority
to nicotine replacement in
large, randomized trial
•
Similar efficacy to
varenicline, with potentially
less side effects
Market Experience
and Product
Opportunity
Cytisine: Product Overview

Clinical Overview 11

25-day cytisine dosing
regimen or matched
placebo
Cytisine
vs Placebo
6 & 12-month quit rates
confirmed by exhaled
carbon monoxide levels
Primary Endpoint
Double-blind, randomized, placebo-controlled; minimal behavioral support
Conducted in Poland with funding support from Medical Research Council,
Cancer Research UK, Wellcome
Foundation, University College London and
others
Cytisine
3.4 times more likely to result in smoking cessation after 12 months
(p=0.001)
Higher
than
previous
studies
have
shown
for
varenicline
(2.3)
and
NRT
(1.3)
Overall adverse events between cytisine and placebo were similar with higher
GI events in cytisine
group
No Serious Adverse Events related to therapy
N=740
Heavy smokers
Aged 18 or over;
Randomized 1:1
Phase 3 Trial –
TASC (Cytisine
vs. Placebo)
N Engl
J Med; 365:13 Sept 29, 2011

0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 6 months 12 months Cytisine Placebo TASC Phase 3 Trial Results N Engl J Med; 365:13 Sept 29, 2011 13

25-day cytisine dosing
regimen or 8-week NRT
(patch and/or gum or
lozenge)
Cytisine vs. NRT
1, 2, 6-month quit rates
Primary Endpoint
Randomized, open-label, active-controlled, non-inferiority study design with moderate behavioral support
Cytisine
compared to nicotine replacement therapy (NRT)
Conducted by University of Auckland and funded by Health Research Council,
New Zealand
Cytisine
1.43 times more likely than NRT to result in smoking cessation after 6 months (p=0.002)
Not only non-inferior to NRT, but deemed to be superior by investigators
No overall difference in adverse effects between cytisine and NRT
No Serious Adverse Effects related to therapy
N=1,310
Heavy smokers
Aged 18 or over;
Randomized 1:1
Phase 3 Trial –
CASCAID (Cytisine
vs. NRT)
N Engl
J Med; 371:25 Dec 18, 2014

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 1 Month 2 Months 6 Months Cytisine NRT CASCAID Phase 3 Trial Results N Engl J Med; 371:25 Dec 18, 2014 15

Key findings
•
No apparent difference in efficacy between cytisine and varenicline
•
Cytisine
has an Relative Risk (“RR”) = 3.98; varenicline
= 2.24
•
Cytisine trials were conducted with minimal behavioral support, varenicline trials with behavioral support
•
Behavioral support can increase patient response by 10%-15%
•
Minimal behavioral support may have limited cytisine headline cessation rates
Cytisine
•
Pooled RR based on 2
published studies*
•
n=937
•
RR (CI
95%
) at longest
follow-up 3.98 (2.01-
7.87)
Varenicline
•
Pooled RR based on
27 published studies
•
N=12,625
•
RR (CI
95
%) longest
follow-up 2.24 (2.06-
2.43)
Cochrane Database Review: Cytisine
Efficacy Profile
Cahill
K
et
al.
Nicotine
receptor
partial
agonists
for
smoking
cessation.
Cochrane
Database
of
Systematic
Reviews
2016,
Issue 5.

ACHIEVE LIFE SCIENCES

- α β

	α β	✓	✓
	α	✗	✓
	α β	✗	✓

Efficacy
Cytisine and varenicline are partial agonists at the
4
2
nicotinic acetylcholine
receptor
Activity at this receptor in the ventral tegmental area of the brain mediates therapeutic effect
The two drugs have similar efficacy
Safety
Varenicline
interacts potently with a broader range of nicotinic receptors than cytisine
Action at these additional receptors may be associated with additional side effects
Site
Receptor
Cytisine
Varenicline
Brain
4
2
7
Periphery
3
4
MOA Differences between Cytisine
and
Varenicline

Clinical Development 18

FDA directed U.S. regulatory pathway (meeting June 19, 2015)
File IND utilizing non-clinical data package (compliant with current guidelines)
Conduct fed/fasted and repeat dose PK studies
Conduct Phase III study in the U.S.
Meet with EMA to agree on EU regulatory pathway
Meet with national regulators in Germany, Holland & Sweden
Determine whether existing MAA dossier is sufficient for MAA submission
•
Include new non-clinical data
•
Include data from TASC and CASCAID Phase 3 trials
Potential to file an MAA with EMA with additional datasets
Anticipated Path to U.S. and EU
Regulatory Approval

N=36 (to be confirmed) 2 arms – fasted, high fat meal Treatment period = single dose End points • Primary: Non-inferiority of food versus fasted Phase 1 Planned Phase 1 Fed/Fasted Study 20

N=12 (individuals from fed/fasted study)
Conducted with fed/fasted study as a Part A/Part B design
Standard dose cytisine, high dose cytisine vs. placebo
Treatment period = 25 days
End points
•
Full PK profile on first and final dose
•
Peak/trough PK profiles after each change (decrease) in dose
Phase 1
Planned Phase 1 Repeat-dose
Pharmacokinetic Study

N=2,100
3 arms –
standard dose cytisine, high dose cytisine vs. placebo
Treatment period = 25 days
Powered at 90%
End points
•
Primary: Biochemically verified abstinence rate at 6-months
•
Secondary: Abstinence rate at 1 & 3-months
Patients will be provided behavioral support to U.S. standards
Phase 3
Planned Phase 3 Trial Design

API & solid dosage form manufacturer
•
Exclusive supply agreement for 100% of the cytisine
that is required by Achieve
•
Supply FDA enabling clinical trials
•
Production sufficient to meet global market
EU-GMP compliant pharmaceutical manufacturing
•
Opened November 2013
•
Capacity 4 billion tablets
Sopharma
Manufacturing & Supply Chain

Regulatory exclusivity
U.S.:  5 years under Hatch-Waxman
EU:  10 years under Article 8
Exclusive Worldwide Supply of Cytisine
from Sopharma
(Bulgaria)
Derived
from
seeds
of
the
tree
Golden
chain
(Cytisus
laburnum)
Trees are currently only grown in orchards in Bulgaria controlled by
Sopharma
Able to stockpile seeds for future demand
5-7 years required for trees to mature
Currently not able to be chemically synthesized
Multiple Layers of Product Exclusivity

2017
2018
2019
United
States
•
Non-clinical studies to support IND
•
File IND with FDA
•
Initiate Phase 1 studies:
Fed/Fasted and repeat dose PK studies
•
Initiate Phase 3
•
File NDA
EU
•
Meetings with European
regulatory agencies
•
Potential MAA filing
Anticipated Path to Commercialization
in U.S. and EU

26